UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014

COOPER-STANDARD HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-54305	20-1945088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip Code)

(248) 596-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 21, 2014, Cooper-Standard Holdings Inc. (NYSE: CPS), the parent company of Cooper-Standard Automotive Inc. (“Cooper Standard”), issued a press release announcing that it is commencing a cash tender offer for its outstanding Senior PIK Toggle Notes due 2018 and that Cooper Standard is commencing a cash tender offer for its outstanding 8 1⁄2% Senior Notes due 2018, upon the terms and subject to the conditions set forth in their respective Offer to Purchase and Consent Solicitation Statements and the related Letters of Transmittal and Consent, each dated March 21, 2014, which collectively more fully set forth the terms and conditions of the cash tender offers.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated March 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER-STANDARD HOLDINGS INC.

Date: March 21, 2014	By:	/s/ Aleksandra A. Miziolek
	Name:	Aleksandra A. Miziolek
	Title:	Senior Vice President, General Counsel and Secretary